Filed Pursuant to Rule 424(b)(5)

Registration No. 333- 274548

PROSPECTUS SUPPLEMENT

(To Prospectus Dated September 15, 2023)

867,729 Shares of Common Stock

AGILYSYS, INC.

MAK Capital Fund L.P., a Bermuda Islands exempted limited partnership and MAK Capital Distressed Debt Fund I, LP, a Delaware limited partnership (each, in its capacity as a designee of MAK Capital One L.L.C., a Delaware limited liability company) (the “selling stockholders”) are selling 867,729 shares of our common stock, without par value. We will not receive any of the proceeds from the sale of shares of our common stock in this offering.

Our common stock is listed on the Nasdaq Global Select Market (the “Nasdaq”) under the trading symbol “AGYS.” The last reported sale price of our common stock on the Nasdaq on February 13, 2024 was $87.88 per share.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully review the risks and uncertainties described under the heading “Risk Factors” on page S-3 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$83.80	$72,715,690.20
Underwriting discounts and commissions(1)	$1.21	$1,049,952.09
Proceeds, before expenses, to the selling stockholders	$82.59	$71,665,738.11

(1)
We have agreed to reimburse the underwriter for certain expenses. See “Underwriting.”

The underwriter may offer shares of our common stock from time to time in one or more transactions on the Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

The underwriter expects to credit securities entitlements with respect to the shares in book-entry form through the facilities of The Depository Trust Company to the accounts of its participants, against payment in New York, New York on February 20, 2024.

Sole Book-Running Manager

BTIG

Prospectus Supplement dated February 14, 2024

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the selling stockholders may sell shares of our common stock in one or more offerings. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, including the documents incorporated by reference, which provides more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated herein and therein by reference, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

As permitted by the rules and regulations of the SEC, the automatic shelf registration statement, of which this prospectus supplement and the accompanying prospectus form a part, includes additional information not contained in this prospectus supplement or the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and the automatic shelf registration statement together with the documents incorporated by reference into this prospectus supplement and into the accompanying prospectus before buying any shares of our common stock in this offering. See “Where You Can Find Additional Information” on page S-16 of this prospectus supplement.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the automatic shelf registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus forms a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the automatic shelf registration statement, of which this prospectus supplement and the accompanying prospectus forms a part, you should refer to that agreement or document for its complete contents.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither we, nor the selling stockholders or the underwriter, have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, nor the selling stockholders or the underwriter, is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any other offering materials is accurate as of any date other than the date on the front of each such document, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or such other offering materials or the time of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then.

Except where the context otherwise requires or where otherwise indicated, to the terms “we,” “us,” “our,” “AGYS,” “Agilysys” and “the company” refer to Agilysys, Inc., a Delaware corporation. References to the “selling stockholders” refer to MAK Capital Fund L.P. and MAK Capital Distressed Debt Fund I, LP.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may, from time to time, make “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our current expectations, the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, and in many cases, are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our ability to achieve operational efficiencies and meet customer demand for products and services, as well as the other risks identified in the “Risk Factors” on page S-3 of this prospectus supplement, on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, our quarterly reports on Form 10-Q for the fiscal quarters ended June 30, 2023, September 30, 2023 and December 31, 2023. Any forward-looking statement made by us in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement made, or incorporated by reference, in this prospectus supplement or the accompanying prospectus, or any other forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future events or otherwise, unless required by applicable law.

ii

SUMMARY

The information below is a summary of the more detailed information included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. It does not contain all the information you should consider before deciding to invest in our common stock. This summary is qualified in its entirety by the more detailed information appearing elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the information under the heading “Risk Factors” on page S-3 of this prospectus supplement, on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, our quarterly reports on Form 10-Q for the fiscal quarters ended June 30, 2023, September 30, 2023 and December 31, 2023, and our condensed consolidated financial statements and the related notes thereto incorporated by reference herein. This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” beginning on page ii of this prospectus supplement and on page 2 of the accompanying prospectus.

Overview

Agilysys has been a leader in hospitality software for more than 40 years, delivering innovative state-of-the-art cloud-native SaaS and on-premise solutions for hotels, resorts and cruise lines, casinos, corporate foodservice management, restaurants, universities, stadiums, and healthcare. The company’s software solutions include point-of-sale (POS), property management (PMS), inventory and procurement, payments, and related applications that manage and enhance the entire guest journey. Agilysys also is known for its world-class customer-centric service. Many of the top hospitality companies around the world use Agilysys solutions to improve guest loyalty, drive revenue growth, and increase operational efficiencies.

The company has just one reportable segment serving the global hospitality industry. Agilysys operates across North America, Europe, Asia-Pacific and India with headquarters located in Alpharetta, Georgia.

Corporate Information

Our principal executive offices and corporate services are located at 3655 Brookside Parkway, Suite 300, Alpharetta, Georgia, 30022. Our telephone number is (770) 810-7800. Our website is located at http://www.agilysys.com. The information that appears on our website is not part of, and is not incorporated by reference into this prospectus supplement or the accompanying prospectus supplement or the accompanying prospectus or any other report or document filed with or furnished to the SEC.

THE OFFERING

Common stock to be sold by MAK Capital in this offering	867,729 shares
Common stock to be held by MAK Capital after this offering	2,060,458 shares
Common stock outstanding after this offering	27,363,750 shares
Dividend Policy	We do not intend to pay dividends on our common stock in the foreseeable future.
Use of Proceeds	We will not receive any of the proceeds from the sale of shares of our common stock being offered by the selling stockholders. See “Use of Proceeds.”
Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” on page S-3 of this prospectus supplement, together with all of the other information set forth in and incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to invest in shares of our common stock.

Trading Symbol	Our common stock is listed on the Nasdaq under the trading symbol “AGYS.”

Unless otherwise indicated, all common stock information in this prospectus supplement is based on the number of shares of common stock outstanding at February 1, 2024 and excludes:

•
67,856 shares of our common stock issuable upon exercise of settlement of outstanding restricted stock units as of February 1, 2024;
•
1,306,280 stock-settled appreciation rights outstanding as of February 1, 2024; and
•
263,893 shares of our common stock reserved for future issuance pursuant to future grants under our 2020 Stock Incentive Plan and 500,000 shares of our common stock reserved for future issuance pursuant to future grants under our Employee Stock Purchase Plan as of February 1, 2024.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described below, contained in the accompanying prospectus, as well as those set forth in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and our future filings under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. Risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business, prospects, financial condition, cash flows and results of operations, and could result in a complete loss of your investment.

The market price of our common stock may decline after the offering.

The price per share of our common stock sold in this offering may be more or less than the market price of our common stock on the date the offering is consummated. If the purchase price is greater than the market price at the time of sale, purchasers may experience an immediate decline in the market value of the common stock purchased in this offering. If the actual purchase price is less than the market price for the shares of common stock, some purchasers in the offering may be inclined to immediately sell shares of common stock to attempt to realize a profit. Any such sales, depending on the volume and timing, could cause the price of our common stock to decline. Additionally, because stock prices generally fluctuate over time, there is no assurance that purchasers of our common stock in the offering will be able to sell shares after the offering at a price that is equal to or greater than the actual purchase price. Purchasers should consider these possibilities in determining whether to purchase shares in the offering and the timing of any sales of shares of common stock. Because we do not expect to pay any cash dividends for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We have not declared or paid any dividends since July 10, 2009 and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will be at the discretion of our board of directors and will depend on our financial condition, anticipated cash needs, capital requirements, legal requirements, earnings and other factors. Our ability to pay dividends might be restricted by the terms of any indebtedness that we incur in the future. Consequently, you should not rely on dividends in order to receive a return on your investment.

Future sales of our common stock or other securities may dilute the value and adversely affect the market price of our common stock.

In the future, we may issue additional equity securities, through public or private offerings, in order to raise additional capital. Pursuant to our certificate of incorporation, our board of directors has the authority, without action by stockholders, to designate and issue preferred stock in one or more series. Our board of directors may also designate the rights, preferences and privileges of each series of preferred stock, any or all of which may be superior to the rights of the common stock. Any such issuance would reduce your influence over matters on which our stockholders vote, would dilute the percentage of ownership interest of existing stockholders and may dilute the per share book value of the common stock. In addition, option holders may exercise their options at a time when we would otherwise be able to obtain additional equity capital on more favorable terms. Any issuances of preferred stock would likely result in your interest being subject to the prior rights of holders of that preferred stock. The market price of our common stock could decline as a result of this offering as well as sales of shares of our common stock made after this offering or the perception that such sales could occur.

Provisions of our corporate governance documents and Delaware Law could make an acquisition of the company more difficult and may prevent attempts by our stockholders to replace or remove our current management, even if beneficial to our stockholders.

Our certificate of incorporation and bylaws and the Delaware General Corporation Law (the “DGCL”), contain provisions that could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders. These provisions include:

•
advance notice requirements for stockholder proposals and director nominations;
•
the ability of our board of directors to fill a vacancy created by the expansion of our board of directors;
•
the ability of our board of directors to issue up to 5,000,000 shares of preferred stock, in one or more series, without stockholder approval and with such designations, powers, preferences and rights, and the qualifications, limitations or restrictions as our board of directors may deem appropriate;

•
prohibition on the ability of stockholders to call special meetings; and
•
the required approval of holders of at least two-thirds of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors to adopt, amend or repeal certain provisions of our certificate of incorporation and bylaws, though our bylaws can also be amended by vote of our board of directors.

In addition, Section 203 of the DGCL may affect the ability of an “interested stockholder” to engage in certain business combinations, for a period of three years following the time that the stockholder becomes an “interested stockholder.”

Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace current members of our management team. As a result, you may lose your ability to sell your stock for a price in excess of the prevailing market price due to these protective measures, and efforts by stockholders to change the direction or management of the company may be unsuccessful. See “Description of capital stock” in the accompanying prospectus.

Sales of substantial amounts of our common stock in the public markets, or the perception that such sales could occur, could reduce the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock and may make it more difficult for you to sell your common stock at a time and price that you deem appropriate. We are unable to predict the effect that such sales may have on the prevailing price of our common stock.

Subject to certain exceptions described in the section titled “Underwriting,” we, our directors and executive officers and the selling stockholders have entered into or will enter into lock-up agreements with the underwriter of this offering pursuant to which we and they have agreed, or will agree, that, subject to certain exceptions, we will not issue, and they will not dispose of or hedge any shares or any securities convertible into or exchangeable for shares of our common stock for a period of 30 days, in the case of our directors and executive officers, or 60 days, in the case of the company or the selling stockholders, after the date of this prospectus supplement. See the section titled “Underwriting” for more information. Sales of a substantial number of such shares upon expiration of, or the perception that such sales may occur, or early release of the securities subject to, the lock-up agreements, could cause our stock price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares being offered by the selling stockholders but will bear the costs associated with the registration of such shares, other than underwriting discounts and commissions and other similar expenses. All of the net proceeds from this offering will be received by the selling stockholders.

SELLING STOCKHOLDERS

MAK Capital One L.L.C., a Delaware limited liability company (“MAK Capital One”) whose principal offices are located at 590 Madison Avenue, 31st Floor, New York, New York 10022, is the financial advisor and manager of, and acts on behalf of, MAK Capital Fund LP, a Bermuda Islands exempted limited partnership (“MAK Fund”) and the MAK Capital Distressed Debt Fund I LP, a Delaware limited partnership (“MAK CDD”). MAK Fund and MAK CDD are referred to herein as the “selling stockholders.” Prior to this offering, MAK Capital One beneficially owned 2,928,187 shares of our common stock (constituting approximately 10.70% of our common stock outstanding as of February 1, 2024). Immediately following completion of this offering, MAK Capital One will beneficially own 2,060,458 shares of our common stock (constituting approximately 7.53% of our common stock outstanding as of February 1, 2024).

The table below sets forth information regarding MAK Capital One’s (inclusive of the selling stockholders) beneficial ownership of our common stock (i) as of February 1, 2024, prior to the offering, and (ii) upon completion of the offering. The percentage of beneficial ownership is calculated based on 27,363,750 shares of our common stock outstanding as of February 1, 2024. We have determined beneficial ownership in accordance with SEC rules. Under these rules, beneficial ownership includes any shares of our common stock with respect to which the selling stockholder, directly or indirectly, has or shares voting power or investment power and any shares with respect to which the selling stockholder has the right to acquire such voting or investment power within 60 days of February 1, 2024, through the exercise of any options, warrants or other rights. Except as indicated in the footnotes below, we believe the selling stockholder has sole voting and investment power with respect to all shares of common stock beneficially owned.

On January 25, 2024, MAK Capital One adopted a trading plan with BTIG, LLC (the “Trading Plan”) intended to satisfy the affirmative defense set forth in Rule 10b5-1(c)(1) promulgated under the Securities Exchange Act of 1934, as amended, to sell up to 867,728 shares of the company’s common stock in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended. The Trading Plan may be cancelled at any time and no trading is permitted to occur under the Trading Plan until, at the earliest, April 25, 2024.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering
Name of Selling Stockholder	Number	Percentage	Number	Number	Percentage
MAK Capital One L.L.C.(1)	2,928,187	10.70%	867,729	2,060,458	7.53%

(1)
MAK Capital One beneficially owns 2,928,187 shares of common stock, consisting of all shares of common stock owned by MAK Fund and MAK CDD, and representing 10.70% of the outstanding shares on a fully diluted basis. Mr. Kaufman beneficially owns 3,275,843 shares of common stock, representing 11.97% of the outstanding shares on a fully diluted basis. MAK Fund beneficially owns 2,779,063 shares, representing 10.16% of the outstanding shares on a fully diluted basis. MAK CDD beneficially owns 149,124 shares, representing 0.55% of the outstanding shares on a fully diluted basis.

MAK Capital acts as the investment manager of MAK Fund and MAK CDD. Michael A. Kaufman, the chairman of our board of directors, is the managing member of MAK Capital. Each of MAK Fund and MAK CDD shares voting power and investment power with MAK Capital and Mr. Kaufman. The address of MAK Capital, MAK Fund, MAK CDD and Mr. Kaufman is 590 Madison Avenue, 31st Floor, New York, NY 10022.

UNDERWRITING

We, the selling stockholders, MAK Capital One L.L.C. and BTIG, LLC, as underwriter of this offering, have entered into an underwriting agreement dated February 14, 2024 with respect to the shares being offered. Subject to the terms and conditions stated in the underwriting agreement, the underwriter has agreed to purchase, and the selling stockholders have agreed to sell, 867,729 shares of our common stock.

The underwriting agreement provides that the obligations of the underwriter to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all the shares if it purchases any of the shares. The underwriter is committed to take and pay for all of the shares being offered, if any are taken.

The underwriter is offering the shares subject to its acceptance of the shares from the selling stockholders and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority except sales to accounts over which it has discretionary authority to exceed five percent of the shares being offered.

The underwriter is expected to make offers and sales both inside and outside the United States through their respective selling agents.

Commission and Expenses

The underwriter is purchasing the shares of common stock from the selling stockholders at $82.59 per share (representing approximately $71.7 million in aggregate net proceeds to the selling stockholders, before deducting any out-of-pocket expenses). The underwriter proposes to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchase shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.

The aggregate amount of fees and expenses expected to be incurred by us in connection with this offering is approximately $200,000. We have also agreed to reimburse the underwriter for certain of its expenses, including up to an aggregate amount of $15,000 relating to the clearance of this offering with the Financial Industry Regulatory Authority as set forth in the underwriting agreement.

No Sales of Similar Securities

We and our executive officers and directors have agreed that, subject to certain exceptions, including sales of common stock under existing Rule 10b5-1 sales plan agreements, for a period of 60 days, in the case of the company and selling stockholders, and 30 days, in the case of our executive officers and directors, from the date of this prospectus supplement, we and they will not, without the prior written consent of the underwriter, dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock. The underwriter in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Listing

Our common stock is listed on the Nasdaq under the trading symbol “AGYS.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the amount of shares that the underwriters are required to purchase in the offering. The underwriters may close out any covered short position by purchasing shares in the open market. “Naked” short sales are any short sales that create a short position greater than the amount of shares that the underwriters are required to purchase in the offering. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obliged to engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in the common stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, relating to losses or claims arising out of any untrue statement or alleged untrue statement of a material fact in, or the omission or alleged omission of a material fact from, the registration statement of which this prospectus supplement forms a part. The selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, relating to losses or claims arising out of any untrue statement or alleged untrue statement of a material fact in, or the omission or alleged omission of a material fact from, information furnished to us by or on behalf of the selling stockholders for inclusion in the registration statement of which this prospectus supplement forms a part. We and the selling stockholders have also agreed that in the event that our indemnities are unavailable or insufficient to hold the underwriter harmless, we and the selling stockholders will contribute to the aggregate amount of such liabilities incurred by the underwriter, as incurred, in such proportion as is appropriate to reflect the relative benefits received by us and the selling stockholders, on the one hand, and the underwriter, on the other hand, from this offering; provided that if such allocation is not permitted by law, we and the selling stockholders will contribute in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of us and the selling stockholders, on the one hand, and the underwriter, on the other hand, in connection with the statements or omissions that resulted in the underwriter’s liabilities, as well as any other relevant equitable consideration.

Other Relationships

The underwriter has performed commercial banking, investment banking and advisory services for us from time to time for which it has received customary fees and reimbursement of expenses. The underwriter may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses.

Foreign Jurisdictions

European Economic Area

In relation to each Member State of the European Economic Area, or each, a Relevant State, no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the relevant financial intermediary nominated by the issuers for any such offer; or
(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

United Kingdom

In relation to the United Kingdom, or UK, no shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

(a)
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
(c)
at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Financial Promotion Order, (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended, or FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(c)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(d)
where no consideration is or will be given for the transfer;
(e)
where the transfer is by operation of law; or
(f)
as specified in Section 276(7) of the SFA.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, qualified investors listed in the first addendum, or the Addendum, to the Israeli Securities Law. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
TO NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock issued pursuant to the public offering. All prospective non-U.S. holders should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. In general, a non-U.S. holder means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•
an individual who is a citizen or resident of the United States;
•
a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;
•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement.

We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders subject to the alternative minimum tax or the Medicare contribution tax on net investment income, holders that are subject to the special tax accounting rules of Section 451(b) of the Code, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of entities or arrangements that are treated as partnerships for U.S. federal income tax purposes or partners in such partnerships. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

We have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock and there can be no assurance that a court or the IRS will not take a contrary position to one or more of the tax consequences described herein.

Distributions on Our Common Stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on sale, exchange or other taxable disposition of our common stock.”

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of dividends or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. Any such distribution also will be subject to the discussion below under the heading “FATCA withholding.”

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, generally are exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed to the non-U.S. holder at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code, which we refer to as U.S. persons). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. The application of the branch profits tax is complex and foreign corporations purchasing our shares should consult with their tax advisors concerning this matter.

To claim a reduction of or exemption from withholding, a non-U.S. holder generally will be required to provide (a) a properly executed and completed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may claim a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless:

•
the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the same U.S. federal income tax rates applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on our common stock” also may apply;
•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation.” Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, and do not anticipate becoming, a U.S. real property holding corporation. Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded, as defined by applicable Treasury Regulations, on an established securities market, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its gain derived from the disposition at the same U.S. federal income tax rates applicable to U.S. persons. No assurance can be provided that our common stock will be or continue to be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

The gross amount of the distributions on our common stock paid to a non-U.S. holder (whether or not such distributions constitute dividends) and the tax withheld, if any, with respect to such distributions generally will be reported annually to the IRS and such holder. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or successor form) or W-8ECI, or otherwise establishes an exemption; provided that the applicable withholding agent does not have actual knowledge or reason to know such non-U.S. holder is a U.S. person. Dividends paid to non-U.S. holders that are subject to the U.S. withholding tax, as described above in “Distributions on our common stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 to 1474 of the Code, U.S. Treasury Regulations and other applicable guidance, commonly referred to as “FATCA”, generally impose a U.S. federal withholding tax of 30% on dividends on stock in a U.S. corporation paid to (i) a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules, or (ii) a non-financial foreign entity (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity, or otherwise qualifies for an exemption from these rules. Proposed Treasury Regulations (upon which taxpayers and withholding agents are entitled to rely) eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of our common stock.

Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

Investors are encouraged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus and other legal matters will be passed upon for us by Polsinelli PC, Saint Louis, Missouri. Certain legal matters in connection with this offering will be passed upon for the underwriter by DLA Piper LLP (US), Raleigh, North Carolina.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the automatic shelf registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information filed electronically at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We make available free of charge through our website at http://www.agilysys.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file with, or furnish to, the SEC. Any information available on or through our website is not part of this prospectus, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation of Documents by Reference” below.

We have filed with the SEC an automatic shelf registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus supplement and the accompanying prospectus does not contain all of the information set forth in the automatic shelf registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should refer to the automatic shelf registration statement. This prospectus summarizes provisions that we consider material of certain documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered part of this prospectus supplement and the accompanying prospectus. We hereby incorporate by reference the following documents:

•
our Annual Report on Form 10-K for the year ended March 31, 2023 filed with the SEC on May 19, 2023, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 13, 2023 that are incorporated by reference therein;
•
our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023, September 30, 2023 and December 31, 2023, filed with the SEC on July 27, 2023, October 26, 2023 and January 25, 2024, respectively;

•
our Current Reports on Form 8-K filed with the SEC on May 31, 2023, August 23, 2023, September 13, 2023, November 3, 2023, November 30, 2023, January 23, 2024, and February 12, 2024; and
•
the “Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” set forth on Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on February 12, 2024.

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the sale of all of the securities to which this prospectus supplements relates or the offering is otherwise terminated. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

You may obtain from us copies of the documents incorporated by reference in this prospectus, excluding exhibits (unless the exhibit is specifically incorporated by reference into the information that this prospectus incorporates) at no cost, by requesting them in writing or by telephone at:

Agilysys, Inc.

3655 Brookside Parkway

Suite 300

Alpharetta, Georgia 30022

Attention: Investor Relations

(770) 810-7800

PROSPECTUS

Agilysys, Inc.

1,735,457 Shares of Common Stock

This prospectus relates to the resale of up to 1,735,457 of our shares of common stock, without par value (the “Common Stock”), by the selling stockholder named in this prospectus, consisting of our shares of Common Stock issuable upon conversion of the 1,735,457 shares of the Convertible Preferred Stock (as defined below).

On May 22, 2020, we issued 1,735,457 shares of our convertible preferred stock, without par value, designated as Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) to the selling stockholder in a private offering. The shares of Convertible Preferred Stock are convertible into shares of Common Stock. We are registering the offer and sale of the Common Stock to satisfy registration rights we have granted to the selling stockholder. We previously registered the offer and sale of the Common Stock on a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on August 24, 2020, which prior registration statement was declared effective by the SEC on September 14, 2020.

The selling stockholder may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of Common Stock. See “Plan of Distribution” for more information about how the selling stockholder may sell or dispose of the Common Stock.

We are not offering any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock covered by this prospectus. We will pay the expenses of registering the shares of Common Stock to be sold in this offering under the Securities Act of 1933, as amended (the “Securities Act”).

Our shares of Common Stock are listed for trading on the National Association for Securities Dealer Quotations (the “NASDAQ”) under the symbol “AGYS.” The last reported sale price of our shares of Common Stock on September 14, 2023 was $69.19 per share.

Investing in our securities involves a high degree of risk. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2023

ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “we,” “our,” “us” and “AGYS” refer to Agilysys, Inc.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under the shelf process, the selling stockholder may offer and sell, from time to time, our shares of Common Stock. Each time the selling stockholder sells shares of Common Stock under the registration statement of which this prospectus forms a part, the selling stockholder will be required to provide a prospectus supplement containing specific information about the terms on which the shares of Common Stock are being offered and sold. Any such prospectus supplement may also add, update or change information contained in this prospectus.

We are responsible for the information contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference herein as described herein and therein and any free writing prospectus that we prepare and distribute. Neither we nor the selling stockholder have authorized anyone to provide you with information or to make any representations about our shares of Common Stock or any offers by the selling stockholder other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any related free writing prospectus prepared by either of us.

Neither we nor the selling stockholder are making any offer to sell, or any offers to buy, our shares of Common Stock in jurisdictions where offers and sales are not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus forms a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, of which this prospectus forms a part, you should refer to that agreement or document for its complete contents.

If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in the prospectus supplement. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, including any information incorporated by reference, is accurate as of any date other than the date of the applicable document. Our business, financial conditions, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information filed electronically at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We make available free of charge through our website at http://www.agilysys.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file with, or furnish to, the SEC. Any information available on or through our website is not part of this prospectus, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation by Reference” below.

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of Common Stock offered hereby. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should refer to the registration statement. This prospectus summarizes provisions that we consider material of certain documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

INCORPORATION BY REFERENCE

We “incorporate by reference” information into this prospectus. This means that we disclose important information to you by referring you to another document filed separately with the SEC. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the information in the following documents we have filed with the SEC:

•
our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed on May 19, 2023 (our “Annual Report”);
•
our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed on July 27, 2023;
•
our Current Reports on Forms 8-K, filed on May 31, 2023, August 23, 2023 and September 13, 2023 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and
•
the “Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” set forth on Exhibit 4 to our Annual Report.

In addition, we incorporate by reference any filings made with the SEC in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the date all of the Common Stock offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

Documents incorporated by reference herein contain important information about us and our financial condition. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can also obtain from us without charge copies of any document incorporated by reference in this prospectus, excluding exhibits (unless the exhibit is specifically incorporated by reference into the information that this prospectus incorporates) by requesting such materials in writing or by telephone from us at:

Agilysys, Inc.

3655 Brookside Parkway

Suite 300

Alpharetta, Georgia 30022

Attention: Investor Relations

(770) 810-7800

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may, from time to time, make “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our current expectations, the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, and in many cases, are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our ability to achieve operational efficiencies and meet customer demand for products and services as well as the other risks identified in the risk factors set forth in Item 1A of our Annual Report. Any forward-looking statement made by us in our Annual Report or this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement made in our Annual Report or this prospectus or any other forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future events or otherwise.

THE COMPANY

Agilysys has been a leader in hospitality software for more than 40 years, delivering innovative state-of-the-art cloud-native SaaS and on-premise solutions for hotels, resorts and cruise lines, casinos, corporate foodservice management, restaurants, universities, stadiums, and healthcare. The Company’s software solutions include point-of-sale (POS), property management (PMS), inventory and procurement, payments, and related applications that manage and enhance the entire guest journey. Agilysys also is known for its world-class customer-centric service. Many of the top hospitality companies around the world use Agilysys solutions to improve guest loyalty, drive revenue growth, and increase operational efficiencies.

The Company has just one reportable segment serving the global hospitality industry. Agilysys operates across North America, Europe, Asia-Pacific and India with headquarters located in Alpharetta, Georgia.

Corporate Information

We are a Delaware corporation, with predecessors dating from 1963. We converted to a Delaware corporation in February 2022. Our principal executive offices and corporate services are located at 3655 Brookside Parkway, Suite 300, Alpharetta, Georgia, 30022. Our telephone number is (770) 810-7800. Our website is located at http://www.agilysys.com. The information that appears on our website is not part of, and is not incorporated by reference into this prospectus or any other report or document filed with or furnished to the SEC.

RISK FACTORS

You should carefully consider each of the risk factors described in our Annual Report, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC that are incorporated by reference herein and therein and as may be amended, supplemented or superseded from time to time by our filings with the SEC, before making an investment decision. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. See also the information contained under the heading “Forward-Looking Statements.”

USE OF PROCEEDS

The selling stockholder may make offers and sales pursuant to this prospectus and any applicable prospectus supplement and will receive all proceeds from such offers and sales. We will not receive any proceeds from the sale or other disposition by the selling stockholder of the shares of Common Stock covered hereby.

DESCRIPTION OF CAPITAL STOCK

The rights of our stockholders are governed by Delaware law, our certificate of incorporation (the “Charter”) and our bylaws (the “Bylaws”).

The following summary is a description of the material terms of our share capital and is qualified in its entirety by reference to our Charter and Bylaws.

Capital Stock

Our authorized capital stock is 80,000,000 shares of common stock, without par value (“Common Stock”), and 5,000,000 shares of preferred stock, without par value (“preferred stock”).

Common Stock

All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.

Voting

The holders of shares of Common Stock are entitled to one vote for each share of Common Stock held on all matters presented at the Company’s meetings of stockholders. The holders of shares of Common Stock are not entitled to cumulate votes for the election of directors.

Dividends

Subject only to any prior rights and preferences of any shares of preferred stock that may be issued and outstanding, the holders of the shares of Common Stock are entitled to receive dividends when, as and if declared by the Company’s board of directors out of legally available funds.

Listing

The shares of Common Stock are traded on the NASDAQ under the ticker symbol “AGYS.”

Preferred Stock

Pursuant to our Charter, the preferred stock may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series as adopted by the Board of Directors.

On May 11, 2020, the Company entered into an Investment Agreement (the “Investment Agreement”) with MAK Capital One L.L.C., a Delaware limited liability company (the “Purchaser”), pursuant to which the Company issued and sold 1,735,457 shares of Series A Convertible Preferred Stock, without par value (the “Convertible Preferred Stock”), to the Purchaser for an aggregate purchase price of approximately $35 million. The transaction was completed on May 22, 2020.

On May 22, 2020, the Company entered into a Registration Rights Agreement, by and among the Company, MAK Capital Fund L.P., a Bermuda Islands exempted limited partnership and MAK Capital Distressed Debt Fund I, LP, a Delaware limited partnership (the “Registration Rights Agreement”). The Registration Rights Agreement, among other things, provides for customary demand, shelf and piggyback registration rights.

Ranking

The Convertible Preferred Stock ranks senior to the Company’s Common Stock with respect to dividends and distributions on liquidation, winding-up and dissolution. Upon a liquidation, dissolution or winding up of the Company, each share of Convertible Preferred Stock will be entitled to receive an amount per share equal to the greater of (i) the purchase price paid by the Purchaser, plus all accrued and unpaid dividends (the “Liquidation Preference”) and (ii) the amount that the holder of shares of Convertible Preferred Stock (the “Convertible Preferred Stock Holders”) would have been entitled to receive at such time if the Convertible Preferred Stock were converted into Common Stock.

Dividends

The holders of Convertible Preferred Stock (the “Convertible Preferred Stock Holders”) are entitled to dividends on the Liquidation Preference at the rate of 5.25% per annum, payable either (i) 50% in cash and 50% in kind as an increase in the then-current Liquidation Preference or (ii) 100% in cash, at the option of the Company. The Convertible Preferred Stock Holders are not entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis; however, certain adjustments to the Convertible Preferred Stock may be made in the event of such dividends as described further below. Any dividend amounts that are required to be paid in cash but are not timely paid will be added to the Liquidation Preference.

Redemption

On and after the fifth anniversary of the initial issuance date of the Convertible Preferred Stock, the Company will have the right, and the Convertible Preferred Stock Holders will have the right to require the Company, in each case, at the initiating party’s election, to redeem all of the then-outstanding Convertible Preferred Stock for an amount equal to the Liquidation Preference.

Repurchase Right

Each Convertible Preferred Stock Holder has the right, at its option, to convert its Convertible Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at a conversion price equal to $20.1676 per share (as may be adjusted from time to time, as described further below).

Anti-Dilution

The Convertible Preferred Stock Holders are entitled to customary anti-dilution adjustments to the conversion price, the Liquidation Preference and/or the number of outstanding shares of Convertible Preferred Stock for (i) any stock split, stock dividend or similar events, (ii) dividends or distributions made to equity holders of the Company to the extent such dividends or distributions are not made to the Convertible Preferred Stock Holders, including any dividends on Common Stock, (iii) in respect of certain issuances of Common Stock or equity-linked securities occurring during the first 18 months following the initial issuance date of the Convertible Preferred Stock at a price per Common Stock that is less than the average of the closing prices of the Common Stock over the five trading days before the issuance and (iv) repurchases or redemptions of Common Stock at a price greater than fair market value. Certain of the anti-dilution adjustments, including those described in (ii) and (iii) above, are limited by a minimum price floor of $18.09 based on the average closing price for the Company’s Common Stock for the five trading days immediately preceding the date of the Investment Agreement as detailed in the Certificate of Amendment to the Company’s Amended Articles of Incorporation filed in connection with the Private Placement with the Secretary of State of the State of Ohio on May 22, 2020, and the Certificate of Designation of 5.25% Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on February 2, 2022, in connection with the Company’s reincorporation as a Delaware corporation (the “Certificate of Designation”).

Optional Conversion

Convertible Preferred Stock Holders have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock for conversion at any time; provided, however, that, notwithstanding anything to the contrary in the Certificate of Designation, shares of Convertible Preferred Stock may not be submitted for conversion by the Convertible Preferred Stock Holders when they have been called for redemption by the Company (see “—Redemption” above); they are subject to mandatory conversion by the Company (see Mandatory Conversion below); or they are subject to repurchase by the Company pursuant to the Convertible Preferred Stock Holders’ repurchase right (see “—Repurchase Right” above).

Mandatory Conversion

Subject to certain conditions, the Company may, at its option, require conversion of all of the outstanding shares of Convertible Preferred Stock to Common Stock if, for at least 20 trading days during the 30 consecutive trading days immediately preceding the date the Company notifies the Convertible Preferred Stock Holders of the election to convert, the daily volume-weighted average price of the Common Stock exceeds 150% of the conversion price.

Voting

The Convertible Preferred Stock Holders are entitled to one vote for each share of Convertible Preferred Stock upon all matters presented to the stockholders of the Company, and except as otherwise provided by the Charter or required by law, the Convertible Preferred Stock Holders and holders of Common Stock will vote together as one class on all matters. Additionally, certain matters will require the approval of two-thirds of the outstanding Convertible Preferred Stock, voting as a separate class, including (i) amendments, alterations, repeal or changes to the rights, preferences or privileges of the Convertible Preferred Stock, (ii) the authorization, creation, increase in the authorized amount of, or issuance of any class or series of senior or parity equity securities or any security convertible into shares of senior or parity equity securities, (iii) amendments, modifications or repeal of any provision of the Charter or the Bylaws that would adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock and (iv) certain business combinations and binding or statutory share exchanges or reclassification involving the Convertible Preferred Stock unless such events do not adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock.

Change of Control

If the Company undergoes a Change of Control (as defined in the Certificate of Designation), the Company has the right, and each Convertible Preferred Stock Holder has the right, in each case, at the initiating party’s election, to require the Company to repurchase all or a portion of its then-outstanding shares of Convertible Preferred Stock for cash consideration equal to (i) 150% of the then-current Liquidation Preference for a Change of Control occurring prior to the third anniversary of the initial issuance date of the Convertible Preferred Stock, (ii) 125% of the then-current Liquidation Preference for a Change of Control occurring on or following the third anniversary and prior to the fifth anniversary of the initial issuance date of the Convertible Preferred Stock and (iii) 100% of the then-current Liquidation Preference for a Change of Control occurring on or following the fifth anniversary of the initial issuance date of the Convertible Preferred Stock.

Composition of Board of Directors; Election; Quorum

In accordance with our Bylaws, the number of Directors may be fixed or changed by the Board of Directors of the Company; provided, however, that the total number of Directors shall not be less than three or more than nine members. All Directors shall be elected each year under the voting standards set forth in Article V, Section 1 of the Company’s Charter, and the Directors shall hold office for a term of one year and until their respective successors are elected and qualified. In case of any increase in the authorized number of Directors, any additional Directors provided for and elected shall hold office for a term which shall coincide with the full term or the remainder of the term, as the case may be.

At all meetings of the Board of Directors, a majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the Directors then in office shall constitute a quorum for purposes of filing a vacancy in the Board.

Certain Corporate Anti-Takeover Protections

There are provisions in our Charter and in the Delaware General Corporation Law that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or changes in management with respect to us.

Preferred Stock

Our Board of Directors has the authority to issue series of preference shares with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as our Board of Directors may determine, as described above.

Removal of Directors, Vacancies

All the Directors or any individual Director may be removed from office, with or without cause, by a majority vote of the holders of the voting power entitled to vote in the election of Directors.

Vacancies in the Board of Directors, whether caused by the death or resignation or removal of a Director, or by an increase in the authorized number of Directors, or otherwise, may be filled for the unexpired term by a vote of a majority of the remaining Directors, though less than a majority of the whole authorized number of Directors.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Section 203 does not apply to a corporation if its certificate of incorporation or bylaws state that the corporation expressly elects not to be governed by it. We have not opted out of Section 203.

SELLING STOCKHOLDER

This prospectus relates to the resale of up to 1,735,457 of our shares of Common Stock, without par value, by the selling stockholder named in this prospectus, consisting of our shares of Common Stock issuable upon conversion of 1,735,457 shares of the Convertible Preferred Stock.

On May 22, 2020, we issued 1,735,457 shares of our Convertible Preferred Stock, without par value, designated as Series A Convertible Preferred Stock, to the selling stockholder in a private offering. The shares of Convertible Preferred Stock are convertible into shares of Common Stock. We are registering the offer and sale of the Common Stock to satisfy registration rights we have granted to the selling stockholder.

The selling stockholder may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any prospectus supplement. When we refer to the “selling stockholder” in this prospectus, we mean the entity listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interest in our shares of Common Stock other than through a public sale.

The table below sets forth the number of shares of Common Stock beneficially owned by the selling stockholder as of September 1, 2023. The number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and beneficially owned and offered by the selling stockholder pursuant to this prospectus may change from that set forth in the table below.

The information set forth below is based on information provided by or on behalf of the selling stockholder prior to the date hereof. Information concerning the selling stockholder may change from time to time. Because the selling stockholder is not obligated to sell the shares of Common Stock, we cannot state with certainty the amount of our shares of Common Stock that the selling stockholder will hold upon consummation of any such sales.

	Shares of Common Stock Beneficially Owned Prior to the Offering			Shares of Common Stock Being Offered Hereby		Shares of Common Stock Beneficially Owned After Completion of the Offering(1)
Name of Selling Stockholder	Number	Percentage(2)		Number(3)	Percentage(2)	Number	Percentage(2)
MAK Capital One L.L.C. (4)(5)	3,952,064	14.6	%(4)	1,735,457	6.4%	2,216,607	8.2%

(1)
Assumes the sale of all the shares of Common Stock offered pursuant to this prospectus. We cannot assure you that the selling stockholder will sell all or any of the Common Stock offered hereby.

(2)
The calculation of the percentage of outstanding shares of Common Stock is based on 27,089,375 outstanding shares of Common Stock, which is comprised of (a) 25,353,918 shares of Common Stock outstanding as of July 21, 2023, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, plus (b) 1,735,457 shares of Common Stock, issuable upon conversion of 1,735,457 shares of Convertible Preferred Stock, which are the subject of this registration statement.
(3)
Reflects the maximum number of shares of Common Stock issuable in exchange for all of the selling stockholder’s Convertible Preferred Stock, based on a one-for-one basis.
(4)
As reported on a Schedule 13D/A dated June 3, 2022, MAK Capital One L.L.C. (“MAK Capital”) beneficially owns 3,952,064 shares of common stock, inclusive of 1,735,457 shares of Common Stock issuable upon conversion of the Convertible Preferred Shares owned by MAK Capital Fund LP (“MAK Fund”) and MAK Capital Distressed Debt Fund I, LP (“MAK CDD Fund”), representing 14.6% of the outstanding shares on a fully diluted basis. Mr. Kaufman beneficially owns 4,133,991 shares of common stock, inclusive of the Convertible Preferred Shares, representing 15.3% of the outstanding shares on a fully diluted basis. MAK Fund beneficially owns 3,498,408 shares, representing 12.9% of the outstanding shares on a fully diluted basis. MAK CDD Fund beneficially owns 297,507 shares, representing 1.1% of the outstanding shares on a fully diluted basis.

MAK Capital acts as the investment manager of MAK Fund and MAK CDD Fund. Michael A. Kaufman is the managing member of MAK Capital. Each of MAK Fund and MAK CDD Fund shares voting power and investment power with MAK Capital and Mr. Kaufman. The address of MAK Capital One LLC, MAK CDD Fund and Mr. Kaufman is 590 Madison Avenue, 9th Floor, New York, NY 10022. The address of MAK Fund is c/o Dundee Leeds Management Services Ltd., 129 Front Street, Hamilton, HM 12, Bermuda.

(5)
Kaufman is the managing member of MAK Capital One LLC. Michael A. Kaufman is also the Chairman of the Board of Directors of the Company.

PLAN OF DISTRIBUTION

The selling stockholder may offer and sell the shares of Common Stock covered by this prospectus from time to time in one or more transactions, including without limitation:

•
directly to one or more purchasers, on a negotiated basis or otherwise;
•
through agents;
•
to or through underwriters, brokers or dealers (acting as agent or principals); or
•
through a combination of any of these methods.

In addition, the manner in which the selling stockholder may sell some or all of the share of Common Stock covered by this prospectus includes any method permitted by law, including, without limitation, through:

•
a block trade in which a broker-dealer will attempt to sell the shares of Common Stock as agent, but may position and resell all or a portion of the block, as principal, in order to facilitate the transaction;
•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
privately negotiated transactions.

The selling stockholder may also enter into hedging transactions. For example, the selling stockholder may:

•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the shares of Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from the selling stockholder to close out its short positions;
•
sell securities short and redeliver such shares to close out the short positions;
•
enter into option or other types of transactions that require the delivery of shares of Common Stock to the underwriters, a broker-dealer or an affiliate thereof, who will then resell or transfer the shares of Common Stock under this prospectus; or

•
loan or pledge the shares of Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The shares of Common Stock covered by this prospectus may be sold:

•
on any national securities exchange on which the shares of Common Stock may be listed at the time of sale;
•
in the over-the-counter market; or
•
in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, the selling stockholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from the selling stockholder or others to settle such sales and may use securities received from the selling stockholder to close out any related short positions. The selling stockholder may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of shares of Common Stock will state the terms of the offering of the shares of Common Stock, including:

•
the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•
the public offering price or purchase price of the securities or other consideration and the net proceeds to be received by the selling stockholder from the sale;
•
any delayed delivery arrangements;
•
any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;
•
any discounts or concessions allowed or reallowed or paid to dealers;
•
any securities exchange or markets on which the securities may be listed; and
•
other material terms of the offering.

The offer and sale of the shares of Common Stock described in this prospectus by the selling stockholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•
at a fixed price or prices, which may be changed;
•
at market prices prevailing at the time of sale;
•
at prices related to the prevailing market prices; or
•
at negotiated prices.

In addition to selling their shares of Common Stock under this prospectus, the selling stockholder may:

•
transfer their shares of Common Stock in other ways not involving market maker or established trading markets, including directly by gifts, distribution, or other transfer;

•
sell their shares of Common Stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or
•
sell their shares of Common Stock by any other legally available means.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The selling stockholder, underwriters, dealers, agents and remarketing firms that participate in the distribution of the shares of Common Stock may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from the selling stockholder and any profits they receive on the resale of the shares of Common Stock may be treated as underwriting discounts and commissions under the Securities Act. The selling stockholder will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

The selling stockholder and other persons participating in the sale or distribution of the shares of Common Stock will be subject to the Securities Act, and the rules and regulations thereunder, as well as Regulation M under the Exchange Act. This regulation may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholder or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and any of its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

The selling stockholder is not restricted as to the price or prices at which we or it may sell the shares of Common Stock. Sales of such shares of Common Stock may have an adverse effect on the market price of the shares of Common Stock. Moreover, it is possible that a significant number of shares of Common Stock could be sold at the same time, which may have an adverse effect on the market price of the shares of Common Stock.

We cannot assure you that the selling stockholder will sell all or any portion of the shares of Common Stock offered hereby.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the shares of Common Stock for their own account. The underwriters may resell the shares of Common Stock in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholder may offer the shares of Common Stock to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of shares of Common Stock, the obligations of the underwriters to purchase the offered shares of Common Stock will be subject to certain conditions contained in an underwriting agreement that the selling stockholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the shares of Common Stock of the series offered if any of the shares of Common Stock are purchased, unless otherwise specified in connection with any particular offering of shares of Common Stock. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

The selling stockholder may designate agents to sell the shares of Common Stock. Unless otherwise specified in connection with any particular offering of shares of Common Stock, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling stockholder may also sell the shares of Common Stock to one or more remarketing firms, acting as principals for their own accounts or as agents for the selling stockholder. These firms will remarket the shares of Common Stock upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the shares of Common Stock. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with the selling stockholder and its compensation.

In connection with offerings made through underwriters or agents, the selling stockholder may enter into agreements with such underwriters or agents pursuant to which the selling stockholder receives outstanding shares of Common Stock in consideration for the shares of Common Stock being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell shares of Common Stock covered by this prospectus to hedge their positions in these outstanding shares of Common Stock, including in short sale transactions. If so, the underwriters or agents may use the shares of Common Stock received from the selling stockholder under these arrangements to close out any related open borrowings of shares of Common Stock.

In connection with the offering of securities, the selling stockholder may grant to underwriters an option to purchase additional securities with an additional underwriting commission.

Dealers

The selling stockholder may sell the shares of Common Stock to dealers as principals. The selling stockholder may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such shares of Common Stock to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling stockholder at the time of resale. Dealers engaged by the selling stockholder may allow other dealers to participate in resales.

Direct Sales

The selling stockholder may choose to sell the shares of Common Stock directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

The selling stockholder may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase shares of Common Stock on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

The selling stockholder will enter into such delayed contracts only with institutional purchasers that the selling stockholder approves. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We or the selling stockholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, the selling stockholder in the ordinary course of business. This includes commercial banking and investment banking transactions.

Pursuant to the Investor Rights Agreement, we have agreed to indemnify, in certain circumstances, the selling stockholder against certain liabilities, including liabilities under the Securities Act.

Market-Making, Stabilization and Other Transactions

In connection with any offering of shares of Common Stock, the underwriters may, to the extent permitted by applicable rules and regulations, purchase and sell shares of Common Stock in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of Common Stock in excess of the number of shares of Common Stock to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares of Common Stock made in an amount up to the number of shares of Common Stock represented by the underwriters’ over-allotment option in the offering, if any. In determining the source of shares of Common Stock to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares of Common Stock available for purchase in the open market as compared to the price at which they may purchase shares of Common Stock through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the shares of Common Stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares of Common Stock, which are any sales in excess of their over-allotment option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares of Common Stock in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

We have agreed to pay certain expenses, other than underwriting discounts and commissions, associated with sales of shares of Common Stock by the selling stockholder. The selling stockholder will pay any underwriting discounts or selling commissions.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a Financial Industry Regulatory Authority (“FINRA”) member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

LEGAL MATTERS

Bryan Cave Leighton Paisner LLP, Saint Louis, Missouri, will pass upon the validity of any shares of Common Stock sold under this prospectus. Certain Ohio law matters have been passed upon by Thompson Hine LLP, Cleveland, Ohio.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

AGILYSYS, INC.

867,729 Shares of Common Stock

PROSPECTUS SUPPLEMENT

BTIG

The date of this prospectus supplement is February 14, 2024